Exhibit T3E.11
Stelco Inc.
SECOND AMENDING LETTER
March 24, 2006

Ernst & Young Inc.	Tricap Management Limited
P.O. Box 251	BCE Place
Ernst & Young Tower	181 Bay Street
222 Bay Street, 21st Floor	Suite 300, P.O. Box 771
Toronto-Dominion Centre	Toronto, ON M5E 1S9
Toronto, ON
M5K 1J7
Attention: Edwin B. Nordholm
Fax No.: (416) 365-9642
Attention: Alex Morrison
Fax No.: (416) 943-3300

Sunrise Partners Limited Partnership	Appaloosa Management L.P.
Two American Lane	26 Main Street, 1st Floor
Greenwich, Connecticut	Chatham, New Jersey
6836-2571	07928

Attention: Michael Berner	Attention: Michael Lukacs
Fax No.: (203) 862-6924	Fax No.: (973) 701-7055
Dear Sirs:

Re:	Third Amended and Restated Plan of Arrangement and Reorganization Pursuant to the Companies’ Creditors Arrangement Act (Canada) and the Canada Business Corporations Act dated December 9, 2005, as amended by the letter dated March 23, 2006 (the “CCAA Plan”)
We refer to the CCAA Plan. Capitalized terms used but not defined in this Second Amending Letter shall have the meaning ascribed to them in the CCAA Plan.
Effective as of the date hereof, and pursuant to, and in accordance with, the provisions of Section 7.01(1) of the CCAA Plan, the CCAA Plan shall be amended as follows:
1.	The definition of New Inter-creditor Agreement in Section 1.02 of the CCAA Plan is deleted in its entirely and replaced with the following:

“New Inter-creditor Agreement” means an inter-creditor agreement between, among others, the lenders under the New ABL Facility, the Financing Provider, the New Trustees and Stelco setting out among other things the relative rights and priorities of the obligations and security under the New ABL Facility, the New Secured Revolving Term Loan and the New Secured FRNs and an inter-creditor agreement from the Province to the lenders under the New ABL Facility, the Financing Provider and the New Trustees setting out the rights and priorities of the obligations of the Province under the New Province Note.

2.	The definition of New Province Note in Section 1.02 of the CCAA Plan is deleted in its entirety and replaced with the following:

“New Province Note” means the Province note loan agreement between the Province and Stelco in respect of the $150 million to be advanced by the Province to Stelco on the Plan Implementation Date, including terms substantially similar to those set out in Schedule C.

3.	The “Interest Rate” and “Optional Redemption/Call Protection” provisions in Schedule “B” of the CCAA Plan are deleted in their entirety and replaced with the following:

Interest Rate:	(a) for years 1 and 2, LIBOR + 550 bps in cash or LIBOR + 850 bps in New Secured FRNs, at Stelco’s option;

(b) after year 2 and until the fifth anniversary of the Plan Implementation Date, LIBOR + 550 bps in cash or LIBOR + 850 bps in New Secured FRNs at Stelco’s option, provided that:
(i) if at the beginning of any semi-annual interest period, as more particularly described below, the aggregate of (A) the commitment under the New Secured Revolving Term Loan and (B) the charge on fixed assets in favour of the lenders under the New ABL Facility ranking in priority to the charge on the fixed assets granted in respect of the New Secured FRNs, is less than or equal to $500M, the applicable interest rate will be decreased by 50 bps in either case for that semi-annual interest period, and (ii) if at the beginning of any semi-annual interest period, as more particularly described below, the aggregate of (A) the commitment under the New Secured Revolving Term Loan and (B) the charge on fixed assets in favour of the lenders under the New ABL Facility ranking in priority to the charge on the fixed assets granted in respect of the New Secured FRNs, is greater than $500M, the applicable interest rate will remain at LIBOR + 550 bps in cash or LIBOR + 850 bps in New Secured FRNs or, following any decrease as provided in (b)(i) above, be increased by 50 bps in either case for that semi-annual interest period; and

(c) after the fifth anniversary of the Plan Implementation Date, LIBOR + 550 bps in cash or LIBOR + 850 bps accrued, at Stelco’s option, provided that: (i) if at the beginning of any semi-annual interest period, as more particularly described below, the aggregate the aggregate of (A) the commitment under the New Secured Revolving Term Loan and (B) the charge on fixed assets in favour of the lenders under the New ABL Facility ranking in priority to the charge on the fixed assets granted in respect of the New Secured FRNs, is less than or equal to $500M, the applicable interest rate will be decreased by 50 bps in either case for that semi-annual interest period, and (ii) if at the beginning of any semi-annual interest period, as more particularly described below, the aggregate of (A) the commitment under the New Secured Revolving Term Loan and (B) the charge on fixed assets in favour of the lenders under the New ABL Facility ranking in priority to the charge on the fixed assets granted in respect of the New Secured FRNs, is greater than $500M, the applicable interest rate will remain at LIBOR + 550 bps in cash or LIBOR + 850 bps accrued or, following any decrease as provided in (c)(i) above, be increased by 50 bps in either case for that semi-annual interest period.

The aggregate of (i) the commitment under the New Secured Revolving Term Loan and (ii) the charge on fixed assets in favour of the lenders under the New ABL Facility ranking in priority to the charge on the fixed assets granted in respect of the New Secured FRNs, will be measured 2 days prior to the day on which interest

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under the New Secured FRNs is payable in any semi-annual interest period to determine the applicable interest rate in (b) and (c) above. Any change in the interest rate will apply prospectively to the next semi-annual interest period.

Optional Redemption
/Call Protection:	Callable at 110% in years 1 and 2, 105% in year 3, 102.5% in year 4 and at par thereafter, in each case payable in cash
The foregoing amendments are not materially prejudicial to the interest of the Affected Creditors under the CCAA Plan.
All other terms and provisions contained in the CCAA Plan shall remain in full force and effect and unchanged.
This Second Amending Letter may be executed by the parties in counterparts and may be executed and delivered by facsimile and all the counterparts and facsimiles shall together constitute one and the same instrument.
This Second Amending Letter shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
Please confirm your agreement with the foregoing by executing this Second Amending Letter in the space provided below.
-signature page follows-

Yours truly,

STELCO INC.			STELPIPE LTD.

By:			By:
	Name:			Name:
	Title:			Title:

STELWIRE LTD.			CHT STEEL COMPANY INC.

By:			By:
	Name:			Name:
	Title:			Title:

WELLAND PIPE LTD.

By:
Name:
Title:

c:	ThorntonGroutFinnigan LLP Canadian Pacific Tower 32nd Floor 100 Wellington Street West Toronto, ON M5K 1K7		McMillan Binch Mendelsohn LLP BCE Place, Suite 4400 Bay Wellington Tower 181 Bay Street Toronto, ON M5J2T3

	Attention:	Robert I. Thornton
	Fax No.:	(416) 304-1313	Attention:		Andrew J.F. Kent and Wael
Rostom
			Fax No.:		(416) 865-7048
Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, ON M5X 1B8

	Attention:	Edward A. Sellers and Marc S. Wasserman
	Fax No.:	(416) 862-6666

Yours truly,

STELCO INC.			STELPIPE LTD.

By:			By:
	Name:			Name:
	Title:			Title:

STELWIRE LTD.			CHT STEEL COMPANY INC.

By:			By:
	Name: Denis Fraser			Name:
	Title: President			Title:

WELLAND PIPE LTD.

By:
Name:
Title:

c:	ThorntonGroutFinnigan LLP Canadian Pacific Tower 32nd Floor 100 Wellington Street West Toronto, ON M5K 1K7		McMillan Binch Mendelsohn LLP BCE Place, Suite 4400 Bay Wellington Tower 181 Bay Street Toronto, ON M5J2T3

	Attention:	Robert I. Thornton
	Fax No.:	(416) 304-1313	Attention:		Andrew J.F. Kent and Wael
Rostom
			Fax No.:		(416) 865-7048
Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, ON M5X 1B8

	Attention:	Edward A. Sellers and Marc S. Wasserman
	Fax No.:	(416) 862-6666

Accepted and agreed to as of this      day of March, 2006

ERNST & YOUNG INC., in its capacity as court appointed Monitor of the Applicants		TRICAP MANAGEMENT LIMITED
By:		By:
	Name: Alexander Morrison		Name:
	Title: Senior Vice President		Title:

SUNRISE PARTNERS LIMITED PARTNERSHIP		APPALOOSA MANAGEMENT L.P., by its general partner APPALOOSA PARTNERS INC., on behalf of certain funds for which Appaloosa Management L.P. acts as investment adviser
By:		By:
	Name:		Name:
	Title:		Title:

Accepted and agreed to as of this      day of March, 2006

ERNST & YOUNG INC., in its capacity as court appointed Monitor of the Applicants		TRICAP MANAGEMENT LIMITED
By:		By:
	Name:		Name:
	Title:		Title:

SUNRISE PARTNERS LIMITED PARTNERSHIP		APPALOOSA MANAGEMENT L.P., by its general partner APPALOOSA PARTNERS INC., on behalf of certain funds for which Appaloosa Management L.P. acts as investment adviser
By:		By:
	Name:		Name:
	Title:		Title:

Accepted and agreed to as of this      day of March, 2006

ERNST & YOUNG INC., in its capacity as court appointed Monitor of the Applicants		TRICAP MANAGEMENT LIMITED
By:		By:
	Name:		Name:
	Title:		Title:

SUNRISE PARTNERS LIMITED PARTNERSHIP		APPALOOSA MANAGEMENT L.P., by its general partner APPALOOSA PARTNERS INC., on behalf of certain funds for which Appaloosa Management L.P. acts as investment adviser
By:		By:
	Name: Michael J. Berner		Name:
	Title: Vice President		Title:

Accepted and agreed to as of this      day of March, 2006

ERNST & YOUNG INC., in its capacity as court appointed Monitor of the Applicants		TRICAP MANAGEMENT LIMITED
By:		By:
	Name:		Name:
	Title:		Title:

SUNRISE PARTNERS LIMITED PARTNERSHIP		APPALOOSA MANAGEMENT L.P., by its general partner APPALOOSA PARTNERS INC., on behalf of certain funds for which Appaloosa Management L.P. acts as investment adviser
By:		By:
	Name:		Name:
	Title:		Title: